UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                          Date of Report
                (Date of earliest event reported)
                           May 8, 2002


                   TINTIC GOLD MINING COMPANY
(Exact name of small business issuer as specified in its charter)

              UTAH                    000-33167             87-0448400
    (State or other Jurisdiction) (Commission File No.)    (IRS Employer
                                                              ID No.)

         3131 Teton Drive
         Salt Lake City, Utah                              84109
    (Address of principal executive offices)             (Zip Code)


         (801) 467-2021
    (Issuer's telephone number, including area code)


ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On May 8, 2002, Tintic Gold Mining Company ("Tintic Gold" or "Company") entered into a legally non-binding letter of intent to exchange information with a view towards acquiring all of the issued and outstanding shares of Zer Communications, Ltd. ("Zer"), a closely held Israeli company that has developed a product or system called PBX
Interface for Public Services (PIPS).

The non-binding letter of intent contemplates that a definitive Agreement and Plan of Reorganization ("Agreement and Plan") will be entered into by and among the Company, Zer and the shareholders of Zer. Pursuant to the proposed transaction, the Company will issue a substantial number of its shares to the shareholders of Zer in exchange for all of the issued and outstanding shares of Zer. This will result in Zer operating as a wholly owned subsidiary of the Company. After closing, an event that is expected to occur within the next 30 to 45 days, it is contemplated that the Company's name will be changed to "Zer Communications International, Inc.," or a similar name. After closing, it is also anticipated that additional steps will be taken to amend the Company's Articles of Incorporation such that there will be approximately 18,333,000 shares of the Company's common stock issued and outstanding, 83.6% of which shall be held by the original shareholders of Zer.

Prior to any closing and in order to consummate the proposed transaction, it is contemplated that the Company will reverse split its common stock 1-for-10, resulting in 281,772 shares issued and outstanding. Before this reverse split can occur, at least 10 days' notice must be given to the National Association of Securities Dealers, Inc. ("NASD"). As of this date, the Company has not given such notice to the NASD.

Additional details concerning the transaction and the effect or impact that the transaction would have on the Company's patented mining claims has neither been discussed nor negotiated. Accordingly, the terms and conditions of the overall proposed transaction, if it proceeds, are subject to change.

Zer has developed a Private Branch Exchange (PBX) Interface for Public Services (PIPS). This product or system enables wireless and wireline telecommunications service providers (Telcos) to offer central voice mail services to businesses and other users of Private Branch Exchange
(PBX) systems or Key Telephone Systems (KTS's). PIPS is designed to be a less expensive interfacing device that connects to the PBX at the customer's premises, enabling the PBX to communicate with a remote central voice mail system. The central voice mail system provides voice mail services to each extension in the customer's phone system, taking the place of a more expensive, local Customer Premises Equipment (CPE) voice mail device.

In the event that the proposed transaction proceeds to closing, something of which there can be no assurance, more comprehensive information concerning Zer, its business and the overall transaction will be forthcoming.


                                              SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  May 20, 2002                    /s/ George Christopulos
                                       -------------------------------------
                                       By: George Christopulos
                                       Its:  President and Chairman of the
                                       Board